UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2008

Targeted Genetics Corporation
(Exact name of registrant as specified in its charter)

Washington	0-23930	91-1549568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Olive Way, Suite 100, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(206) 623-7612

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 11, 2008, at the special meeting of the shareholders of Targeted Genetics Corporation, or the Company, the Company’s shareholders approved proposed amendments to the Company’s Amended and Restated Articles of Incorporation as amended to increase the Company’s authorized common stock from 30,000,000 shares to 45,000,000 shares and increase the Company’s authorized preferred stock from 600,000 shares to 10,000,000 shares.

The amendments were filed with the Washington State Secretary of State on January 24, 2008. Immediately following the filing of the amendments, the Company filed a restatement of its Amended and Restated Articles as amended with the Washington State Secretary of State. A copy of the Company’s Restated Articles of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

3.1	Restated Articles of Incorporation of Targeted Genetics Corporation dated January 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGETED GENETICS CORPORATION

Dated: January 30, 2008	By:	/s/ David J. Poston
David J. Poston Vice President Finance and Chief Financial Officer

INDEX TO EXHIBITS

3.1	Restated Articles of Incorporation of Targeted Genetics Corporation dated January 23, 2008